Valmont Industries, Inc. Third Quarter Earnings Presentation October 22, 2020 © 2020 Valmont® Industries, Inc.

Disclosure Regarding Forward-Looking Statements These slides contain (and the accompanying oral discussion will contain) “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including general economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries including the continuing and developing effects of COVID-19 including the effects of the outbreak on the general economy and the specific economic effects on the Company’s business and that of its customers and suppliers, competitor responses to the Company’s products and services, the overall market acceptance of such products and services, the integration of acquisitions and other factors disclosed in the Company’s periodic reports filed with the Securities and Exchange Commission. Consequently such forward-looking statements should be regarded as the Company’s current plans, estimates and beliefs. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. 2 October 22, 2020 | Valmont Industries, Inc. | 3Q 2020 Earnings Presentation

STEVE KANIEWSKI PRESIDENT & CHIEF EXECUTIVE OFFICER 3 October 22, 2020 | Valmont Industries, Inc. | 3Q 2020 Earnings Presentation

3Q 2020 Segment Revenue and Segment Summaries

TOTAL 3Q 2020 REVENUE: $734.0M

$274.4M	$255.7M	$87.9M	$139.2M
Utility Support Structures	Engineered Support Structures	Coatings	Irrigation N.A.: $75.8M | International: $63.4M
37.4% of Sales	34.8% of Sales	12.0% of Sales	19.0% of Sales

SEGMENT SUMMARIES

Utility Support Structures

- Higher volumes across all product lines
- Global Transmission sales growth driven by ongoing grid-hardening efforts by utilities and strengthening demand for renewable energy sources
- Strategic capacity additions in existing facilities
- Higher global generation sales led by significantly higher project sales of solar tracker products
- Large utility project in Northern Europe drove sales growth

Engineered Support Structures

- Lighting and traffic product sales down 5.1% YoY
  - North America: lower volumes in transportation and commercial lighting markets
  - International: end-market disruptions from COVID-19 impacts, primarily in India
- Wireless communication sales grew 4.8% from higher project sales in Europe and favorable pricing; capital spending from N.A. wireless carriers drove demand and ramp of 5G buildouts in line with expectations
- Access Systems sales were lower YoY driven by strategic decision to exit certain product lines

Coatings

- Higher internal volumes, pricing and higher international market volumes, were more than offset by lower volumes in N.A. as a result of COVID-19 economic impacts on end customers

Irrigation

- Higher irrigation system volumes more than offset by lower volumes of other products including tubing
- International sales grew driven by strong sales in Brazil, improved market conditions in Australia and higher sales in European markets in addition to strategic acquisition of Solbras
- Brazil: another record quarter of sales in local currency; expect continued strong market demand
- $240M multi-year agreement for a 500,000-acre ag project in Egypt – once completed, farm will become largest Connected Farm of Engaged Acres globally

Solid Third Quarter Pricing and Operating Performance

4 October 22, 2020 | Valmont Industries, Inc. | 3Q 2020 Earnings Presentation

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Future Impact of COVID-19 Varies Across Diversified Portfolio

Valmont FY2019 Segment Operating Income ($M)

Estimated Risk Profile Due to COVID-19

UTILITY
- Supports critical infrastructure sector (Energy) to help ensure uninterrupted electricity supply and power restoration
- 85% of segment revenue is from North American markets where utilities are indicating that construction and generation projects will continue
- Renewable energy markets could be impacted due to uncertainty of debt funding and impact on return profiles

IRRIGATION
- Supports critical infrastructure sector (Food and Agriculture) to meet ongoing demands of the global food supply
- Disruptions to food supply chains have moderated; a less dire outlook for ethanol supply
- North American market is at trough-like levels and demand remains highly correlated to net farm income levels
- No additional COVID-19-related risks are expected to impact international market demand at this time
- Mandated government closure of factories in Argentina and South Africa impacted 2Q but all have resumed operations to pre-COVID levels



Utility $87.8
ESS $65.6
Coatings $51.0
Irrigation $71.7
Lower
Moderate
Increased

ESS
- Variety of demand drivers across multiple product lines and geographies
- Increased demand for wireless communication structures and components, as they support a critical infrastructure sector (Communications) and emergency/first responders and at home work/school mandates
- Long-term, lighting and traffic structures demand could be impacted by changes to transportation budgets caused by COVID-19 effects
- Commercial and residential construction delays could reduce commercial market demand
- Mandated government closure of factories in France, India, Malaysia, and Philippines impacted 2Q but all have resumed operations to pre-COVID levels

COATINGS
- Global correlation to industrial production levels and general economic indicators
- Mandated government closure of facilities in India, Malaysia, New Zealand, and Philippines impacted 2Q but all have resumed operations to pre-COVID levels

Carefully and Strategically Plan for Different Scenarios and Focus on Execution

5 October 22, 2020 | Valmont Industries, Inc. | 3Q 2020 Earnings Presentation
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Elevating our Commitment to ESG Conserving Resources, Improving Life® is at the Core of the Products and Service that we Provide to Support Sustainable Infrastructure Development and Efficient Use of Water for Agriculture 2019 & 2020 Notable Accomplishments • Established 1st global electricity goal to reduce our global electricity consumption by 8% over two years • Completed 2018 assurance of disclosures for Scope 1 and 2 Greenhouse Gas Emissions; combined reduction of 4.0% YOY • Awarded the Nebraska Recycling Council Member of the Year for outstanding efforts to promote recycling in Nebraska • Recognized our Jasper, Tennessee manufacturing facility with the 2019 Sustainability Award for dramatic improvements in key sustainability and employee engagement metrics • Launched an EV program to replace 100+ gas-powered vehicles at largest manufacturing facility by 2021 • Finalized plans to install a one-megawatt solar field at our Valley, Nebraska campus that will generate carbon-free power for on-campus usage utilizing our own TRJ tracker solution • Joined the U.S. Department of Energy’s Better Plants Program, increasing our commitment to energy efficiency and savings across our facilities 2020 Board Appointments RITU FAVRE JOAN ROBINSON-BERRY Senior Vice President & GM, Retired SVP & Chief Engineer, National Instruments Corporation The Boeing Company Dedicated to being a More Sustainable Organization by Advancing ESG as a Strategic Priority 6 October 22, 2020 | Valmont Industries, Inc. | 3Q 2020 Earnings Presentation

AVNER APPLBAUM EVP & CHIEF FINANCIAL OFFICER 7 October 22, 2020 | Valmont Industries, Inc. | 3Q 2020 Earnings Presentation

3Q 2020 Financial Summary $M, except for per share amounts Revenue Operating Income Diluted EPS 6.3% 0.7% | 9.9%1 5.1% | 13.7%1 $734.0 $67.1 1 $61.5 $61.1 1 $690.3 $1.99 $1.84 $1.75 2020 2019 2020 2020 Adj. 2019 2020 2020 Adj. 2019 • Significantly higher Utility Support Structures sales • Operating income improvement is attributed to • Adjusted tax rate of 25.0% comparable to last year and improved international market demand favorable pricing and improved operational efficiency • Lower sales in Engineered Support Structures and Coatings segments due primarily to end-market disruptions from COVID-19 impacts, and lower Irrigation sales due to unfavorable currency impacts 1 Results adjusted to reflect impact of non-cash impairment of goodwill and/or certain restructuring expense recognition. See reconciliation of GAAP results to adjusted results at end of document. 8 October 22, 2020 | Valmont Industries, Inc. | 3Q 2020 Earnings Presentation

3Q 2020 Results | Utility Support Structures ($M) Key Statistics Revenue Operating Income 2019 Revenue1 $ 204.2 Volume 83.2 $272.5 $29.2 2 Pricing/Mix (17.2) $204.2 $25.9 $20.4 Acquisitions/Divestiture 1.7 Currency Translation 0.6 2020 Revenue1 $ 272.5 2020 2019 2020 2020 Adj. 2019 COMMENTARY • Sales grew 33.9% YoY led by higher sales in the international businesses, including significantly higher solar tracker project sales while in the North American markets, sales growth was driven by continued robust market demand, strategic capacity additions and favorable pricing partially offset by deflation due to lower steel costs • Operating income was higher YoY driven by: ‒ Higher volumes ‒ Improved operational performance ‒ Pricing discipline 1 Net sales after intersegment eliminations. 2 Results adjusted to reflect impact of non-cash impairment of goodwill and/or certain restructuring expense recognition. See reconciliation of GAAP results to adjusted results at end of document. 9 October 22, 2020 | Valmont Industries, Inc. | 3Q 2020 Earnings Presentation

3Q 2020 Results | Engineered Support Structures

($M)

Key Statistics

2019 Revenue[1]	$	266.5
Volume		(17.2)
Pricing/Mix		2.5
Acquisitions/Divestiture		-
Currency Translation		3.2
2020 Revenue[1]	$	255.0

Revenue



$255.0
$266.5
2020
2019

Operating Income



$25.4
$26.3 2
$21.8
2020
2020 Adj.
2019

COMMENTARY

- Higher sales of wireless communication products more than offset by lower volumes of lighting and traffic products and lower Access Systems sales
- Lighting and traffic sales decreased 5.1% YoY
  - North America: lower transportation volumes and weak commercial lighting market demand
  - International: economic disruptions from COVID-19 impacts, which impacted end-market demand
- Sales of Access Systems products were lower YoY driven by volumes from strategically exiting product lines
- Profitability improvement driven by favorable pricing, improved operations performance and non-recurrence of one-time losses in Access Systems business in 3Q19

[1] Net sales after intersegment eliminations. [2] Results adjusted to reflect impact of non-cash impairment of goodwill and/or certain restructuring expense recognition. See reconciliation of GAAP results to adjusted results at end of document.

10 October 22, 2020 | Valmont Industries, Inc. | 3Q 2020 Earnings Presentation

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3Q 2020 Results | Coatings ($M) Key Statistics Revenue Operating Income 2019 Revenue1 $ 76.9 $13.7 2 $13.9 Volume (8.9) $12.4 $76.9 Pricing/Mix - $68.7 Acquisitions/Divestiture - Currency Translation 0.7 2020 Revenue1 $ 68.7 2020 2019 2020 2020 Adj. 2019 COMMENTARY • Sales decreased 5.5% YoY • Higher internal volumes and favorable pricing were more than offset by lower external volumes in North American markets due to COVID-19 impacts on end customers • Operating margin improvement on an adjusted basis was due to improved operational efficiencies and favorable pricing, partially offset by lower volumes 1 Net sales after intersegment eliminations. 2 Results adjusted to reflect impact of non-cash impairment of goodwill and/or certain restructuring expense recognition. See reconciliation of GAAP results to adjusted results at end of document. 11 October 22, 2020 | Valmont Industries, Inc. | 3Q 2020 Earnings Presentation

3Q 2020 Results | Irrigation

($M)

Key Statistics

2019 Revenue[1]	$	142.7
Volume		2.9
Pricing/Mix		(2.1)
Acquisitions/Divestiture		0.6
Currency Translation		(6.3)
2020 Revenue[1]	$	137.8

Revenue



$74.4
$81.4
$63.4
$61.3
North America
International
2020
2019

Total Operating Income



14.7
$18.2
2020
2019

COMMENTARY

- Global sales decreased 3.4% YoY primarily due to unfavorable currency impacts of $6.3M mostly from depreciation of the Brazilian Real, otherwise sales were like last year
  - North American sales down 8.5% YoY; higher irrigation system volumes were more than offset by lower volumes of other products including industrial tubing sales
  - International sales increased 3.3% YoY and increased ~13.7% excluding unfavorable currency impacts; sales growth led by higher sales in South American markets including continued strong demand in Brazil, higher sales in Europe and Australia, and sales from recent acquisitions
- Lower profitability due to lower sales volumes, partially offset by pricing; higher SG&A expense included $1.2M of incremental R&D expense for technology growth investments
- Announced a $240M, multi-year supply agreement to bring modern irrigation and technology solutions to the Egyptian market

[1] Net sales after intersegment eliminations.

12 October 22, 2020 | Valmont Industries, Inc. | 3Q 2020 Earnings Presentation

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3Q 2020 Cash Flow Highlights 3Q YTD Cash Flow | FCF Reconciliation Cash and Debt Highlights YTD ($M) 09/26/2020 $443.1M Net Cash Flows from Operating Activities $ 273.0 ($221.7M ex-U.S.) Net Cash Flows from Investing Activities (71.4) Cash at 09/26/2020 Net Cash Flows from Financing Activities (110.0) Net Cash Flows from Operating Activities $ 273.0 $779.8M Total Long-Term Debt at 09/26/2020 Purchase of Property, Plant & Equipment (71.0) Free Cash Flows $ 202.0 Strong Operating CF Driven by Higher Operating Income and Strategic Working Capital Management 13 October 22, 2020 | Valmont Industries, Inc. | 3Q 2020 Earnings Presentation

Balanced Approach to Capital Allocation ($M) 2020 YTD Capital Deployment: $142M • Working capital investment to support investments in Capital people, technology and systems Expenditures • 2020 CapEx expected to be $85M - $95M $71 • Strategic fit + market expansion Business Growing Our Growing Acquisitions • Returns exceeding cost of capital within 3 years • Amount excludes $56M purchase of non-controlling interest of AgSense and Convert Italia • Opportunistic approach, supported by FCF $28 $27 Share • Resumed share repurchases on September 10, 2020 Repurchases • $176M remains on current authorization as of 09/26/20 $16 • 20% dividend increase announced February 2020 Shareholders Dividends • Payout ratio target: 15% of earnings Capital Acquisitions Share Dividends to Cash Returning • Current payout: 21% Expenditures Repurchases 14 October 22, 2020 | Valmont Industries, Inc. | 3Q 2020 Earnings Presentation

Strong Balance Sheet and Liquidity to Endure COVID-19 Uncertainty AS OF SEPTEMBER 26, 2020 Cash ~$443.0M Available Credit under Revolving Credit Facility2 $543.0M Total Debt (Long-Term) $779.8M Cash ~$443.0M Shareholders’ Equity $1,189.7M Total Available Liquidity ~$986.0M Total Debt to Adj. EBITDA1 2.3x Net Debt to Adj. EBITDA1 1.0x ► Long-term debt of $779.8M, mostly fixed-rate, with long-dated maturities to 2044 and 2054 ► Capital allocation strategy has not changed, and the primary focus is to maintain liquidity to support operations and maintain investment grade credit rating − 2020E CapEx expected to be $85M - $95M − S&P reaffirmed BBB+/Stable credit rating during third quarter − FCF expected to be positive due to stable costs of energy and raw material, possibly offset by lower revenue − Share repurchases resumed on September 10, 2020 1 See slide 31 for calculation of Adjusted EBITDA and Leverage Ratio. 2 $600M Total Revolver less borrowings and Standby LC”s of $57M. 15 October 22, 2020 | Valmont Industries, Inc. | 3Q 2020 Earnings Presentation

Focus Areas of Our Finance Function Transformation 01 02 03 04 Using advanced Deploying data Improving working Developing Centers technology and science capabilities capital by executing of Excellence automation to and leveraging AI on strategic priorities focused on talent streamline processes, and ML to develop a development and redeploy capital and quantitative, research- expanding our use of people to more based approach to shared services strategic and forecasting and real- innovative time decision making opportunities Evolving Finance Function to Improve ROIC and Maximize Long-term Stakeholder Value 16 October 22, 2020 | Valmont Industries, Inc. | 3Q 2020 Earnings Presentation

4Q 2020 Outlook and Assumptions

4Q20 OUTLOOK[1]

$715M – $735M
Net Sales

6.5% – 7.5%
GAAP Operating Profit Margin

8.0% – 9.0%[1]
Adjusted Operating Profit Margin

KEY ASSUMPTIONS

- Irrigation: revenue estimated to increase ~12% - 15% YoY due to expected timing of international project deliveries
- Expect tax rate of ~25.0%
- Expect positive operating cash flows
- Anticipate stable raw material costs and assume no significant supply chain interruptions
- Presume no closures of large manufacturing facilities or significant workforce disruptions due COVID-19

[1] Excludes potential future restructuring activities. See reconciliation of GAAP outlook to adjusted outlook at end of document

17 October 22, 2020 | Valmont Industries, Inc. | 3Q 2020 Earnings Presentation

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4Q 2020 Segment Market Trends and Potential Risks • Strong backlog and benefit of capacity additions provides good visibility to 4Q in North America USS • Mild risk associated with some international projects, which has been accounted for in guidance range • Backlog is providing good visibility to 4Q lighting and traffic sales • Solid long-term market trends for both transportation and wireless communication structures ESS • Expect normal 4Q seasonality, which can cause more uncertainty in timing of sales • International markets expected to be slightly down YoY due to ongoing economic effects from COVID-19, primarily across Europe and India • Access systems revenues expected to be similar to first three quarters of this year; profitability has improved during 2020, has been accounted in outlook COATINGS • End-market demand correlates closely to industrial production levels; expect a modest improvement in demand as those levels continue to recover • Encouraged by recent commodity price increases and optimistic trends will be positive for overall grower sentiment • Expect net farm income levels to not improve in the near term IRRIGATION • Expect segment sales to increase 12-15% compared to 4Q19 based on estimated timing of deliveries of the large Egypt project; project operating margins expected to be similar to previous larger international irrigation projects Consistent Solid Cash Flow Generation Expected in 4Q 18 October 22, 2020 | Valmont Industries, Inc. | 3Q 2020 Earnings Presentation

Fundamental Market Drivers Remain Resilient USS ESS COATINGS IRRIGATION • Robust backlog demonstrates • Continued government investments • Business closely follows industrial • Our mission-critical products and ongoing demand and necessity for in infrastructure development across production trends and general technology supports the demand for grid hardening and renewables lighting and transportation markets economic activity increased food production and • Growth supported by strong returns ‒ FAST Act and Highway Trust Fund • Global preservation of critical security to support growing populations globally on equity for both public and private ‒ Europe & Australia: recent infrastructure over the long-term announcements in infrastructure utilities • Increased number of economies • Increasing international demand for stimulus packages actively fighting costs of corrosion food security and agriculture land development creates opportunity for • Growth in wireless communication will drive need to extend life of steel products and components, products globally over the long-term large projects including recent multi- particularly in 5G; expected to year Egypt project • Fits well within ESG principles accelerate given work and school at • Long-term drivers supported by home environment ‒ Water usage and other farm input ‒ COVID-19 has elevated critical optimization need for wireless connectivity in ‒ Mitigation of increased labor costs rural areas ‒ Support of growers’ conservation ‒ Recently joined American efforts Connection Project Broadband Coalition No Change Anticipated in the Near- and Long-term 19 October 22, 2020 | Valmont Industries, Inc. | 3Q 2020 Earnings Presentation

Summary Strong performance through the first nine months of 2020 is a testament to our team’s 01 ability to remain positive, flexible and committed to delivering strong results despite current market environment Advancing adjacent market growth and technology leadership through strategic 02 investments and by leveraging long-term, enduring growth drivers across all segments Long-term strategic framework remains intact and is not expected to change despite 03 market uncertainty; continued focus on profitable growth and ROIC as we position the company for success now and in the future Outlook for Remainder of 2020 Reflects Strong Operating Performance and Resiliency of All Stakeholders 20 October 22, 2020 | Valmont Industries, Inc. | 3Q 2020 Earnings Presentation

Q&A 21 October 22, 2020 | Valmont Industries, Inc. | 3Q 2020 Earnings Presentation

APPENDIX 22 October 22, 2020 | Valmont Industries, Inc. | 3Q 2020 Earnings Presentation

Third Quarter and YTD 2020 Financial Summary $M, except for per share amounts Net Sales 2020 2019 Change YTD 2020 YTD 2019 Change Engineered Support Structures $ 255.7 $ 268.1 (4.6%) $ 739.8 $ 757.1 (2.3%) Utility Support Structures 274.4 205.0 33.9% 731.2 658.7 11.0% Coatings 87.9 93.0 (5.5%) 256.0 278.1 (8.0%) Irrigation 139.2 144.1 (3.4%) 446.5 452.2 (1.2%) Intersegment Sales (23.2) (19.9) NM (76.5) (62.7) NM Net Sales $ 734.0 $ 690.3 6.3% $ 2,097.0 $ 2,083.4 0.7% Operating Income $ 61.5 $ 61.1 0.7% $ 171.8 $ 177.1 (3.0%) Adjusted Operating Income1 $ 67.1 $ 61.1 9.9% $ 199.7 $ 177.1 12.7% Net Income (loss) $ 39.3 $ 38.0 3.4% $ 104.9 $ 113.9 (7.9%) Adjusted Net Income1 $ 42.7 $ 38.0 12.2% $ 128.4 $ 113.9 12.8% Diluted Earnings (loss) Per Share (EPS) $ 1.84 $ 1.75 5.1% $ 4.89 $ 5.22 (6.3%) Adjusted Diluted (EPS)1 $ 1.99 $ 1.75 13.7% $ 5.99 $ 5.22 14.8% 1 Please see Reg G reconciliation of non-GAAP financial measures to GAAP measures at end of the document. 23 October 22, 2020 | Valmont Industries, Inc. | 3Q 2020 Earnings Presentation

State Transportation Investment Funding Measures • Six states have approved 13 transportation investment measures to-date in 2020 • Highlights: − 38 bills have advanced beyond one chamber, while 133 bills are still in the introductory stage. − 13 states introduced legislation to increase their motor fuel tax, eight of which included a component to adjust or convert to a variable-rate formula. − One-time funding has been the most popular legislation (68 bills, primarily in Arizona and Minnesota), followed by local funding and recurring revenue measures (24 and 25 bills, respectively). − Road usage charge legislation has been proposed in six states, and new or increased electric vehicle fees have been proposed in five states. − Approved measures include bonds in Connecticut, Michigan and Minnesota, and a state gas tax increase in Virginia. • Funding Approved in 2020 Legislative Session: $5,098,012,304 24 October 22, 2020 | Valmont Industries, Inc. | 3Q 2020 Earnings Presentation Source: Transportation Investment Advocacy Center

State Transportation Investment Funding Measures Change in 2020 Gas Tax State Name Effective Date (cents/gallon) Kentucky $ 10.0 Proposal Pending New Jersey $ 9.3 10/1/2020 Alaska $ 8.0 Proposal Pending Arizona $ 6.0 Proposal Pending Massachusetts $ 5.0 Proposal Pending Virginia $ 5.0 7/1/2020 Georgia $ 4.0 1/1/2020 Nebraska $ 3.9 7/1/2020 California $ 3.2 7/1/2020 Wyoming $ 3.0 Proposal Pending Alabama $ 2.0 10/1/2020 Oregon $ 2.0 1/1/2020 South Carolina $ 2.0 7/1/2020 Utah $ 1.1 1/1/2020 Florida $ 1.0 1/1/2020 Indiana $ 1.0 7/1/2020 Illinois $ 0.7 7/1/2020 Washington $ 0.6 Proposal Pending North Carolina $ (0.1) 1/1/2020 Iowa $ (0.5) 7/1/2020 Maryland $ (0.7) 7/1/2020 25 October 22, 2020 | Valmont Industries, Inc. | 3Q 2020 Earnings Presentation Source: IHS Markit

Australia Infrastructure/Federal Budget 2020-21 Key Announcements  “Long road back” Federal Budget 2020-21 sees additional and accelerated funding for all infrastructure sectors, targeting shovel ready projects  Additional $4.5B in NBN for ultra-fast broadband services  $250M to accelerate electricity transmission links (Marinus Link, Project Energy Connect, VNI West)  $3B allocated to small scale road safety upgrades and local council road, footpath and street lighting programs  $2B for new projects under the National Water Infrastructure Development Fund  $250M, over four years, for the modernization of infrastructure to reduce waste and increase recycling  $250M for the fuel security plan including onshore diesel storage  Consistent with Federal Budget 2019-20, funding commitments include investments to optimize existing assets as well as funding for the planning to create a pipeline of future projects Access Deloitte Report Here 26 October 22, 2020 | Valmont Industries, Inc. | 3Q 2020 Earnings Presentation

U.S. Corn for Fuel Ethanol, Feed, and Other Use 14 5.43 5.38 5.61 Used for Ethanol 4.85 12 Feed and Residual Use 10 Produced for Other Uses 8 6 4 Domestic Use (BillionBushels) UseDomestic 2 0 Source: afdc.energy.gov/data – data from Tables 4 & 31, OCT2020 Years run from September through August Year Exports not included in above values 27 October 22, 2020 | Valmont Industries, Inc. | 3Q 2020 Earnings Presentation

U.S. Net Cash Farm Income by Year 28 October 22, 2020 | Valmont Industries, Inc. | 3Q 2020 Earnings Presentation

2010-2019 Historical Free Cash Flow[1]

($M)	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Net cash flows from operating activities	$ 152.2	$ 149.7	$ 197.1	$ 396.4	$ 174.1	$ 272.3	$ 232.8	$ 133.1	$ 153.0	$ 307.6
Net cash flows from investing activities	(262.7)	(84.1)	(136.7)	(131.7)	(256.9)	(48.2)	(53.0)	(49.6)	(155.4)	(168.1)
Net cash flows from financing activities	269.7	(45.9)	(16.4)	(37.4)	(136.8)	(32.0)	(95.2)	(220.0)	(162.1)	(98.9)
Net cash flows from operating activities	$ 152.2	$ 149.7	$ 197.1	$ 396.4	$ 174.1	$ 272.3	$ 232.8	$ 133.1	$ 153.0	$ 307.6
Purchase of plant, property, and equipment	(36.1)	(83.1)	(97.1)	(106.8)	(73.0)	(45.5)	(57.9)	(55.3)	(72.0)	(97.4)
Free Cash flows	116.1	66.6	100.0	289.7	101.1	226.8	174.9	77.8	81.0	210.2
Net earnings attributed to Valmont Industries, Inc.	$ 94.4	$ 228.3	$ 234.1	$ 278.5	$ 183.9	$ 40.1	$ 173.2	$ 116.2	$ 94.4	$ 153.8
Adjusted net earnings attributed to Valmont Industries, Inc.[1]	N/A	$ 162.3	N/A	$ 295.1	$ 187.7	$ 131.7	$ 137.6	$ 158.4	$ 123.0	N/A
Free Cash Flow Conversion - GAAP	1.23	0.29	0.43	1.04	0.55	5.66	1.01	0.67	0.86	1.37
Free Cash Flow Conversion - Adjusted	N/A	0.41	N/A	0.98	0.53	1.71	1.27	0.49	0.66	N/A

1) Reconciliation of Net Earnings to Adjusted Figures	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Net earnings attributed to Valmont Industries, Inc.	$ 94.4	$ 228.3	$ 234.1	$ 278.5	$ 183.9	$ 40.1	$ 173.2	$ 116.2	$ 94.4	$ 153.8
Change in valuation allowance against deferred tax assets	—	(66.0)	—	—	—	7.1	(20.7)	41.9	—	—
Impairment of long-lived assets	—	—	—	12.2	—	61.8	1.1	—	28.6	—
Reversal of contingent liability	—	—	—	—	—	—	(16.6)	—	—	—
Other non-recurring expenses (non-cash)						18.1	—	—	—	—
Deconsolidation of Delta EMD, after-tax and NCI	—	—	—	4.4	—	—	—	—	—	—
Noncash loss from Delta EMD shares	—	—	—	—	3.8	4.6	0.6	0.2	—	—
Adjusted net earnings attributed to Valmont Industries, Inc.	$ 94.4	$ 162.3	$ 234.1	$ 295.1	$ 187.7	$ 131.7	$ 137.6	$ 158.4	$ 123.0	$ 153.8

10 Year Average FCF is $144M; Last 5 Years Has Averaged $153M

[1] Adjusted earnings for purposes of calculating FCF conversion may not agree to the adjusted net earnings. The difference is due to cash restructuring, debt refinancing, or other non-recurring expenses which were settled in cash in the year of occurrence.

29 October 22, 2020 | Valmont Industries, Inc. | 3Q 2020 Earnings Presentation

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Strong Free Cash Flow Throughout the Cycle 1 2010 – 2019 Free Cash Flow ($M) Years of rapid raw material cost inflation 290 227 210 175 10-yr Avg. $144M 116 GAAP 1.31X 100 101 Adj. 0.91X 81 67 78 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Historical FCF Conversion by Year1 GAAP 1.23X 0.29X 0.43X 1.04X 0.55X 5.66X 1.01X 0.67X 0.86X 1.37X Adj. N/A 0.41X N/A 0.98X 0.53X 1.71X 1.27X 0.49X 0.66X N/A 1 We use the non-GAAP measure of FCF, which we define as GAAP net cash flows from operating activities reduced by capex. We believe that FCF is a useful performance measure for management and useful to investors as the basis for comparing our performance with other companies. Our measure of FCF may not be directly comparable to similar measures used by other companies. 30 October 22, 2020 | Valmont Industries, Inc. | 3Q 2020 Earnings Presentation

Calculation of Adjusted EBITDA and Leverage Ratio Certain of our debt agreements contain covenants that require us to maintain certain coverage ratios. Our Debt/Adjusted EBITDA may not exceed 3.5X Adjusted EBITDA (or 3.75X Adjusted EBITDA after certain material acquisitions) of the prior four quarters. See “Leverage Ratio “ below. ($000s) YTD 26-Sep-20 Net earnings attributable to Valmont Industries, Inc. $ 144,778 Interest expense 40,748 Income tax expense 50,613 Depreciation and amortization expense 83,361 EBITDA 319,500 Cash restructuring expenses 5,678 Impairment of goodwill and intangible assets 16,638 Impairment of property, plant, and equipment 2,811 Adjusted EBITDA $ 344,627 Debt $ 795,937 Leverage Ratio 2.31 Debt $ 795,937 Cash 443,055 Net Debt 352,882 Leverage Ratio 1.02 31 October 22, 2020 | Valmont Industries, Inc. | 3Q 2020 Earnings Presentation

2018-2019 Financials Retrospectively Adjusted from LIFO to FIFO Change Valmont Industries, Inc. Retrospectively Adjusted from LIFO to FIFO Change First Quarter 2019 Second Quarter 2019 Third Quarter 2019 Fourth Quarter 2019 Fiscal Year 2019 As Previously Retrospectively As Previously Retrospectively As Previously Retrospectively As Previously Retrospectively As Previously Retrospectively (in 000's, except earnings per share) Reported Adjusted Reported Adjusted Reported Adjusted Reported Adjusted Reported Adjusted Cost of sales 527,010 527,512 520,457 522,695 514,254 517,053 512,759 517,035 2,074,480 2,084,295 Operating income 55,104 54,602 63,712 61,474 63,863 61,064 55,041 50,765 237,720 227,905 Income tax expense 12,427 12,302 13,961 13,402 13,763 13,063 10,056 8,987 50,207 47,753 Net earnings attributed to Valmont Industries, Inc. 36,481 36,104 41,397 39,719 40,144 38,045 35,747 32,540 153,769 146,408 Net earnings per diluted share $ 1.66 $ 1.64 $ 1.90 $ 1.82 $ 1.85 $ 1.75 $ 1.66 $ 1.51 $ 7.06 6.72 First Quarter 2018 Second Quarter 2018 Third Quarter 2018 Fourth Quarter 2018 Fiscal Year 2018 As Previously Retrospectively As Previously Retrospectively As Previously Retrospectively As Previously Retrospectively As Previously Retrospectively Reported Adjusted Reported Adjusted Reported Adjusted Reported Adjusted Reported Adjusted Cost of sales 529,444 528,363 507,406 505,755 514,352 511,572 547,662 543,282 2,098,864 2,088,972 Operating income 63,960 65,041 63,670 65,321 38,360 41,140 36,290 40,670 202,280 212,172 Income tax expense 12,532 12,802 14,405 14,818 9,091 9,786 7,107 8,202 43,135 45,608 Net earnings attributed to Valmont Industries, Inc. 39,281 40,092 32,960 34,198 4,448 6,533 17,662 20,947 94,351 101,770 Net earnings per diluted share $ 1.72 $ 1.76 $ 1.46 $ 1.51 $ 0.20 $ 0.29 $ 0.80 $ 0.95 $ 4.20 $ 4.53 32 October 22, 2020 | Valmont Industries, Inc. | 3Q 2020 Earnings Presentation

Summary of Effect of Significant Non-Recurring Items on Reported Results ($000s) 33 October 22, 2020 | Valmont Industries, Inc. | 3Q 2020 Earnings Presentation

Summary of Effect of Significant Non-Recurring Items on Reported Results ($000s) 34 October 22, 2020 | Valmont Industries, Inc. | 3Q 2020 Earnings Presentation

Summary of Effect of Significant Non-Recurring Items on Reported Results ($000s) Engineered Support Structures • Cash restructuring expenses to exit product lines within Access Systems Utility Support Structures • An asset impairment charge for a steel utility facility that is held-for-sale • Valuation allowance against an international renewable energy account receivable Coatings • Severance and other cash expenses mostly attributed to closing a small galvanizing site in North America 35 October 22, 2020 | Valmont Industries, Inc. | 3Q 2020 Earnings Presentation